UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 14, 2008 (November 13, 2008)

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Item 7.01	Regulation FD Disclosures

On November 13, 2008, Steven R. Lewis, President and Chief Executive Officer of First Place Financial Corp., and David W. Gifford, Chief Financial Officer made an investor presentation at 4:40 PM Eastern Time in Palm Beach, Florida at the Sandler O’Neill & Partners, L.P. Financial Services Conference. In connection with this presentation they presented slides with financial and other information. A copy of those slides is included as Exhibit 99.1 and is incorporated herein by reference. The presentation will be archived and will be available at www.sandleroneill.com or www.firstplacebank.com for 30 days following the presentation.

During the presentation, Mr. Lewis stated that First Place applied for funds available in the Treasury Department’s Troubled Asset Relief Program (“TARP”). According to Mr. Lewis, no final decision on participation in the TARP program has been made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Slides presented by Steven R. Lewis, President and Chief Executive Officer, and David W. Gifford, Chief Financial Officer, at a presentation on November 13, 2008 in Palm Beach, Florida at the Sandler O’Neill & Partners, L.P. Financial Services Conference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date:	November 14, 2008	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Slides presented by Steven R. Lewis, President and Chief Executive Officer, and David W. Gifford, Chief Financial Officer, at a presentation on November 13, 2008 in Palm Beach, Florida at the Sandler O’Neill & Partners, L.P. Financial Services Conference.